                     AMENDMENT NO. 6 TO AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT


          This Amendment No. 6 to Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") is entered into with reference to the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent (as heretofore amended by Amendment No. 1 dated as of May 17, 1996, Waiver and Amendment dated as of September 11, 1996, Amendment No. 3 dated as of January 21, 1997, Amendment No. 4 dated as of March 21, 1997 and Amendment No. 5 dated as of May 20, 1997, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrowers, Parent and the Managing Agent, acting with the consent of the Requisite Banks pursuant to Section 14.2 of the Loan Agreement, agree as follows:

          1. SECTION 9.12. Section 9.12 of the Loan Agreement is amended by deleting the table therein set forth and inserting the following table at that place:

               "Date or Period                    Ratio
               ---------------                    -----

               Amendment Effective Date
               through December 31, 1996          4.75 to 1.00

               March 31, 1997                     5.00 to 1.00

               June 30, 1997                      5.75 to 1.00

               September 30, 1997                 5.85 to 1.00

               December 31, 1997 and
               March 31, 1998                     5.75 to 1.00

               June 30, 1998                      5.00 to 1.00

               September 30, 1998                 4.75 to 1.00

               December 31, 1998                  4.50 to 1.00

               March 31, 1999 and
               June 30, 1999                      4.25 to 1.00

               September 30, 1999                 4.00 to 1.00

               December 31, 1999 and
               thereafter                         3.75 to 1.00"

          2. CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Managing Agent of the following documents, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

                    (a) Counterparts of this Amendment executed by all parties hereto;

                    (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of Exhibit A to this Amendment; and

                    (c) Written consent of the Requisite Banks as required under Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment.

          3. REPRESENTATION AND WARRANTY. Borrowers represent and warrant to the Managing Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

          4. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent hereto in its capacity as guarantor under the Parent Guaranty.

          5. CONFIRMATION. In all respects, the terms of the Loan Agreement (as amended hereby) and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this Amendment as of June 27, 1997 by their duly authorized representatives.

                                       PALACE STATION HOTEL & CASINOS, INC.
                                       BOULDER STATION, INC.
                                       TEXAS STATION, INC.
                                       ST. CHARLES RIVERFRONT STATION, INC.
                                       KANSAS CITY STATION CORPORATION



                                       By:  /s/ Glenn C. Christenson
                                            ----------------------------------
                                            Glenn C. Christenson
                                            Vice President and
                                            Chief Financial Officer

                                       STATION CASINOS, INC.



                                       By:  /s/ Glenn C. Christenson
                                            ----------------------------------
                                            Glenn C. Christenson
                                            Executive Vice President and
                                            Chief Financial Officer

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Managing Agent



                                       By:  /s/ Janice Hammond
                                            ----------------------------------
                                            Janice Hammond
                                            Vice President

                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers, Parent and the Managing Agent of Amendment No. 6 to the Loan Agreement.

          Each of the undersigned represents and warrants to the Managing Agent and the Banks that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.

Dated: June __, 1997

                                       SOUTHWEST GAMING SERVICES, INC.



                                       By:
                                           ----------------------------------
                                           Blake L. Sartini
                                           Secretary


                                       SOUTHWEST SERVICES, INC.



                                       By:
                                           ----------------------------------
                                           Blake L. Sartini
                                           Secretary

                                       GREEN VALLEY STATION, INC.



                                       By:
                                           ----------------------------------
                                           Glenn C. Christenson
                                           Vice President and Chief Financial
                                           Officer

                             Exhibit B to Amendment

                                 CONSENT OF BANK


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          The undersigned Bank hereby consents to the execution and delivery of Amendment No. 6 to Amended and Restated Reducing Revolving Loan Agreement by the Managing Agent on its behalf, substantially in the form of a draft dated on or about June 19, 1997 presented to the undersigned Bank.

Dated: June__, 1997

                                       _________________________________
                                       [Name of Institution]



                                       By: _________________________________

                                       _________________________________
                                       [Printed Name and Title]